SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Enhanced Global Dividend and Income Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2005 Market Street Philadelphia, PA 19103

Delaware Enhanced Global Dividend and Income Fund (NYSE: DEX) – Upcoming Shareholder Meeting on August 22, 2018
Dear Back Office Intermediary,

On July 2, 2018, Delaware Enhanced Global Dividend and Income Fund (the "Fund") filed a proxy statement in connection with the annual shareholder meeting scheduled for August 22.

June 8, 2018:  This is the record date for Fund shareholders eligible to vote their shares at the Annual Meeting.

All Votes Matter:  The Annual Meeting is less than 10 days away and we need every shareholder's vote. We urge you to encourage your customers to vote to preserve the Fund by sending back ONLY the Fund's WHITE proxy card as soon as possible.

Independent Proxy Advisory Firm Support:  The two leading and well-respected independent proxy advisory firms in the industry, Glass Lewis and Institutional Shareholder Services, Inc., both support the Fund's current Board of Trustees and the strategies that the Board is pursuing. After objectively considering matters to be voted on at the Annual Meeting, both of these firms recommend the shareholders vote as recommended by the Fund and the current Trustees on a WHITE proxy card: (1) for the re-election of the Fund's Trustees and (2) against the shareholder proposal listed as Proposal 2.

Please instruct your customers to discard any Gold proxy card they may receive in connection with this Annual Meeting.

Important dates

CUSIP: 246060107	Record date: June 8, 2018	Meeting date: August 22, 2018

If you have any questions pertaining to this announcement, please contact Broker Dealer Services at 877-332-2371 or brokerdealer@bnymellon.com

Sincerely,

Delaware Funds – Broker Operations